                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            MEADE INSTRUMENTS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

            MEADE INSTRUMENTS CORPORATION
            6001 OAK CANYON, IRVINE, CALIFORNIA 92618 U.S.A.
            (949) 451-1450 M FAX: (949) 451-1460 M www.meade.com

MEADE LOGO

                                                                   June 21, 2000

     Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Meade Instruments Corp. ("Meade" or the "Company") to be held on July 13, 2000. We sincerely hope that you will be able to attend the meeting which will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, beginning at 10:00 a.m., local time.

     At this meeting you are being asked to (i) re-elect Steven G. Murdock and Harry L. Casari to the Board of Directors for a three year term expiring at the 2003 Annual Meeting of Stockholders and (ii) approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000.

     The members of the Board of Directors and management look forward to personally greeting as many stockholders as possible at the Annual Meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.

     Although you presently may plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

                                          Sincerely,

                                          /s/ John C. Diebel
                                          John C. Diebel
                                          Chairman of the Board and
                                          Chief Executive Officer

                            MEADE INSTRUMENTS CORP.
                                6001 OAK CANYON
                            IRVINE, CALIFORNIA 92618

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 13, 2000

     The Annual Meeting of Stockholders of Meade Instruments Corp., a Delaware corporation ("Meade" or the "Company"), will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, beginning at 10:00 a.m., local time, on Thursday, July 13, 2000 for the following purposes:

          (1) To re-elect Steven G. Murdock and Harry L. Casari to the Board of Directors for a three year term expiring at the 2003 Annual Meeting of Stockholders;

          (2) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000; and

          (3) To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

     Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies, which are not limited to the contrary, will be voted for the re-election of the directors named in the attached Proxy Statement.

     The Board of Directors has fixed the close of business on May 22, 2000 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the office of the Secretary of the Company, at 6001 Oak Canyon, Irvine, California 92618, during the ten-day period preceding the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Mark D. Peterson
                                          Mark D. Peterson
                                          Vice President and General Counsel

Irvine, California
June 21, 2000

                             YOUR VOTE IS IMPORTANT

     NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

                            MEADE INSTRUMENTS CORP.
                                6001 OAK CANYON
                            IRVINE, CALIFORNIA 92618

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     The accompanying proxy is being solicited by the Board of Directors of Meade Instruments Corp. ("Meade" or the "Company") for use at the Company's Annual Meeting of Stockholders to be held on Thursday, July 13, 2000, at 10:00 a.m. local time, at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about June 21, 2000.

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     On May 22, 2000, the record date with respect to this solicitation for determining stockholders entitled to notice of and to vote at the Annual Meeting, 8,196,101 shares of the Company's Common Stock were outstanding. No shares of any other class of stock were outstanding. Only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each stockholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company, at 6001 Oak Canyon, Irvine, California 92618, the principal executive office of the Company, a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a stockholder's right to vote in person (upon showing proper evidence of such stockholder's ownership of such shares) should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide that the authorized number of directors of the Company shall not be less than three nor more than fifteen, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors then in office. The full board currently consists of six directors, each elected to serve until his term has expired and until his successor has been duly elected and qualified. The Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. All of the directors were previously elected to their present terms of office by the stockholders of the Company with the exception of Michael P. Hoopis. Mr. Hoopis was appointed by the Board to serve as a Class I director in March 2000. At the 2000 Annual Meeting of Stockholders, two directors are to be elected as Class II directors for a three year term or until election and qualification of their successors.

     The accompanying proxies solicited by the Board of Directors will be voted for the election of the nominees named below, and for the terms listed below, unless the proxy card is marked to withhold authority to vote for such nominees. The nominees are presently members of the Company's Board of Directors.

     The nominees for election to the Board of Directors at the 2000 Annual Meeting of Stockholders, together with their terms, are set forth below:

CLASS        NOMINEE                              TERM
-----        -------                              ----
 II     Steven G. Murdock  Three year term expiring at the 2003 Annual Meeting
 II      Harry L. Casari   Three year term expiring at the 2003 Annual Meeting

     If either of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.

REQUIRED VOTE

     For the purpose of electing the directors, each stockholder is entitled to one vote for each director to be elected for each share of Common Stock owned. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated on the accompanying proxy card. Stockholders do not have the right to cumulate votes in the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

NOMINEES AND CONTINUING DIRECTORS

     The following table provides information regarding the nominees, the two Class III directors whose terms of office expire at the 2001 Annual Meeting of Stockholders and the two Class I directors whose terms of office expire at the 2002 Annual Meeting of Stockholders. The ages shown are as of June 1, 2000.

                                                                                             DIRECTOR
       NAME AND AGE                     BUSINESS EXPERIENCE AND DIRECTORSHIPS                 SINCE
       ------------                     -------------------------------------                --------
NOMINEES:
Class II:
Steven G. Murdock (48).....  Steven G. Murdock has served as the Company's President and       1996
                             Chief Operating Officer since October 1990 and the
                             Company's Secretary since April 1996. From May 1980 to
                             October 1990, Mr. Murdock served as the Company's Vice
                             President of Optics. From November 1968 to May 1980, Mr.
                             Murdock worked as the optical manager for Coulter Optical,
                             Inc., an optics manufacturer. Mr. Murdock received a BS de-
                             gree in business administration from California State
                             University at Northridge.
Harry L. Casari (63).......  Harry L. Casari was a Certified Public Accountant and is          1997
                             currently a private investor. Mr. Casari worked for Ernst &
                             Young LLP from 1969 until 1994 when he retired as a
                             Partner. He serves as a member of the board of directors of
                             Cohu, Inc. Mr. Casari received a BS degree in business
                             administration from the University of Denver.

CONTINUING DIRECTORS:
Class III:
John C. Diebel (56)........  John C. Diebel serves as the Chairman of the Board and        1975 - 1986
                             Chief Executive Officer of the Company. Mr. Diebel founded   1991 - present
                             the Company in 1972. He has been the Chairman of the Board and Chief Executive Officer of the Company for the majority of the time since December 1975. Prior to founding the Com-
                             pany, Mr. Diebel worked as an engineer for TRW Inc. and
                             Hughes Aircraft Co. Mr. Diebel received BS and MS degrees
                             in electrical engineering from the California Institute of
                             Technology and a Ph.D. degree in electrical engineering
                             from the University of Southern California.
Timothy C. McQuay (48).....  Timothy C. McQuay has been a Managing Director --                 1997
                             Investment Banking at A.G. Edwards & Sons, Inc. since
                             August 1997. From May 1995 to August 1997, Mr. McQuay was a
                             Partner at Crowell, Weedon & Co. and from October 1994 to
                             August 1997 he also served as Managing
                             Director -- Corporate Finance. From May 1993 to October
                             1994, Mr. McQuay served as Vice President, Corporate
                             Development with Kerr Group, Inc., a New York Stock
                             Exchange listed plastics manufacturing company. From May
                             1990 to May 1993, Mr. McQuay served as Managing Director --
                             Merchant Banking with Union Bank. He serves as a member of the board of directors of Keystone Automotive Industries,
                             Inc. Mr. McQuay received a BA degree in economics from
                             Princeton University and a MBA degree in finance from the
                             University of California at Los Angeles.

                                                                                             DIRECTOR
       NAME AND AGE                     BUSINESS EXPERIENCE AND DIRECTORSHIPS                 SINCE
       ------------                     -------------------------------------                --------
Class I:
Joseph A. Gordon, Jr.        Joseph A. Gordon, Jr. has served as the Company's Senior          1996
  (50).....................  Vice President -- North American Sales since June 1995.
                             From December 1984 to June 1995, he served as the Company's
                             Vice President -- North American Sales. From January 1981
                             to December 1984, Mr. Gordon was the Vice President of
                             Sales at Celestron. Mr. Gordon received a BS degree in mar-
                             keting from the University of Cincinnati.
Michael P. Hoopis (49).....  Michael P. Hoopis has been President and Chief Executive          2000
                             Officer of Water Pik Technologies, Inc. since November
                             1999. From October 1998 to November 1999, Mr. Hoopis was
                             President and Chief Executive Officer of the consumer
                             products segment of Allegheny Teledyne, Inc., the
                             predecessor to Water Pik Technologies, Inc. From July 1996 to September 1998, Mr. Hoopis served as President of
                             Worldwide Household Products, Black & Decker Corporation.
                             From May 1992 to July 1996, Mr. Hoopis served as President of Price Pfister, Inc., a division of Black & Decker
                             Corporation. Mr. Hoopis serves as a member of the board of directors of Doskocil Manufacturing Company, Inc. Mr.
                             Hoopis received his BS degree in Industrial Engineering
                             from the University of Rhode Island.

DIRECTORS' FEES

     Directors who also are employees of the Company are reimbursed for expenses incurred in attending meetings of the Board of Directors but do not otherwise receive compensation for serving as directors of the Company. Each director who is not an employee of the Company is entitled to receive (i) an annual fee of $5,000 for his services as a director, (ii) a fee of $750 for each Board and Committee meeting attended and (iii) reimbursement for his expenses incurred in attending all Board and Committee meetings. In addition, each director who is not an employee of the Company is entitled to receive 5,000 options to purchase the Company's Common Stock upon his initial election to the Board together with an additional grant of 5,000 options on the date of each annual meeting of stockholders preceding a year in which such director will continue in office, provided that a new non-employee director will only receive one such automatic grant during the calendar year in which such director is elected.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Committees of the Board of Directors consist of an Audit Committee and a Compensation Committee, each of which is comprised solely of outside directors. During the fiscal year ended February 29, 2000, the Board of Directors held four meetings. All directors attended 75% or more of the total meetings of the Board of Directors and total meetings of the Committees of the Board of Directors on which they served.

     Audit Committee. During the fiscal year ended February 29, 2000, the Audit Committee was comprised of Messrs. Casari (Chairman) and McQuay. As set forth in the Company's Audit Committee Charter adopted March 1, 2000, the Audit Committee's functions include reviewing the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations, recommending to the Board of Directors the engagement of the Company's independent accountants and determining the independence of such accountants. During the fiscal year ended February 29, 2000, the Audit Committee held one meeting.

     Compensation Committee. During the fiscal year ended February 29, 2000, the Compensation Committee was comprised of Messrs. McQuay (Chairman) and Casari. Its functions include reviewing and approving the compensation of the Company's Chief Executive Officer as well as making recommendations with respect to the compensation of the Company's other officers and key employees, including the grant of options or other awards under the Company's 1997 Stock Incentive Plan. During the fiscal year ended February 29, 2000, the Compensation Committee held one meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of June 1, 2000, for (i) each person who beneficially owned more than 5% of the Common Stock, (ii) each of the directors and Named Executive Officers (as defined in the "Summary of Executive Compensation" section below) and (iii) all directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes voting and investment power with respect to the shares shown. The following table does not give effect to the two-for-one stock split (the "Announced Stock Split") approved by the Board of Directors on May 4, 2000. The Announced Stock Split will be effected in the form of a stock dividend payable on or about June 19, 2000 to all stockholders of record as of May 22, 2000.

                            SECURITY OWNERSHIP TABLE

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL    PERCENT
                      NAME AND ADDRESS                        OWNERSHIP     OF CLASS
                      ----------------                        ----------    --------
Dresdner RCM Global Investors LLC(1)........................    532,200       6.49%
John C. Diebel(2)(3)........................................  1,296,977      15.82%
Steven G. Murdock(2)(4).....................................    804,165       9.81%
Joseph A. Gordon, Jr.(2)(5).................................    180,914       2.21%
Brent W. Christensen(2)(6)..................................     38,426          *
Mark D. Peterson(2)(7)......................................     28,018          *
Robert A. Wood III(2)(8)....................................     44,978          *
Kenneth W. Baun(2)(9).......................................     25,678          *
Timothy C. McQuay(2)(10)....................................      6,665          *
Harry L. Casari(2)(11)......................................      8,065          *
Michael P. Hoopis(2)........................................          0          *
Meade Instruments Corp. Employee Stock Ownership
  Plan(2)(12)...............................................  1,253,855      15.30%
All current directors and executive officers as a group (10
  persons)(13)..............................................  2,433,886      29.70%

---------------
  *  Less than 1%

 (1) According to a Schedule 13G, dated as of February 15, 2000, filed with the Securities and Exchange Commission, Dresdner RCM Global Investors LLC ("RCM") has sole voting power as to 357,900 of such shares, sole dispositive power as to 407,200 of such shares, shared voting power as to none of such shares and shared dispositive power as to 125,000 of such shares. RCM is an investment advisor under Section 240.13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). RCM is a wholly-owned subsidiary of Dresdner RCM Global Investors US Holdings, LLC, a Delaware limited liability company ("Holdings"), which, in turn, is a wholly-owned subsidiary of Dresdner Bank AG, an international bank headquartered in Frankfurt, Germany ("Dresdner"). Each of Holdings and Dresdner is a Parent Holding Company as defined in Rule 13d-1(b)(1)(ii)(G) of the Exchange Act. The mailing address of RCM is Four Embarcadero Center, San Francisco, CA 94111-4189.

 (2) The address for all directors and executive officers of the Company and the Company's Employee Stock Ownership Plan ("ESOP") Committee is c/o Meade Instruments Corp., 6001 Oak Canyon, Irvine, California 92618.

 (3) Includes 121,977 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2000. Also includes 1,175,000 shares held by John C. Diebel, as Trustee of the Diebel Living Trust u/d/t dated January 12, 1995.

 (4) Includes 101,665 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2000. Excludes 1,253,855 shares held by the ESOP. Mr. Murdock is a member of the ESOP Committee and disclaims beneficial ownership of any of the shares owned by the ESOP. If the 1,253,855 shares owned by the ESOP were included, Mr. Murdock would be deemed to beneficially own 2,058,020 shares, or 25.11%. Mr. Murdock is not a participant in the ESOP. See footnote (12) below.

 (5) Includes 100,414 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2000.

 (6) Includes 25,309 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2000. Also includes 9,059 shares allocated to Mr. Christensen's ESOP account as an ESOP participant. Mr. Christensen's ESOP shares are fully vested. Excludes 1,253,855 shares held by the ESOP. Mr. Christensen is a member of the ESOP Committee and, other than as a participant, disclaims beneficial ownership of any of the shares owned by the ESOP. If the 1,253,855 shares owned by the ESOP were included, Mr. Christensen would be deemed to beneficially own 1,292,281 shares, or 15.77%. See footnote (12) below.

 (7) Includes 28,018 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2000. Excludes 6,123 shares allocated to Mr. Peterson's ESOP account as an ESOP participant. Mr. Peterson's ESOP shares will vest as of October 6, 2000.

 (8) Includes 35,309 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2000. Also includes 8,969 shares allocated to Mr. Wood's ESOP account as an ESOP participant. Mr. Wood's ESOP shares are fully vested.

 (9) Includes 18,250 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2000. Also includes 7,428 shares allocated to Mr. Baun's ESOP account as an ESOP participant. Mr. Baun's ESOP shares are fully vested.

(10) Includes 6,665 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2000.

(11) Includes 6,665 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2000.

(12) Unallocated shares of Common Stock held by the ESOP are voted by the trustee of the ESOP, Wells Fargo Bank, N.A. (the "Trustee"), as directed by the ESOP Committee. Each participant in the ESOP is entitled to direct the Trustee as to how to vote shares allocated to his or her ESOP account, irrespective of whether the participant's shares are vested. Any allocated shares of Common Stock for which participants do not provide voting instructions are voted by the Trustee in the manner directed by the ESOP Committee. The ESOP Committee is comprised of Steven G. Murdock, the Company's President, Chief Operating Officer and Secretary, Brent W. Christensen, the Company's Vice President -- Finance and Chief Financial Officer, and Pamela Diebel Grossman, the Company's Director of Administration and sister of John C. Diebel, the Company's Chairman of the Board and Chief Executive Officer. If the 1,253,855 shares owned by the ESOP were included in the holdings of Ms. Grossman, she would be deemed to beneficially own 1,253,855 shares, or 15.30%. Mr. Murdock and Ms. Grossman are not participants in the ESOP. Each of the members of the ESOP Committee, other than as a participant with respect to Mr. Christensen, disclaims beneficial ownership of any of the shares owned by the ESOP. The Trustee's address is 707 Wilshire Boulevard, Los Angeles, California 90017.

(13) Includes 444,272 shares subject to options that are currently exercisable or will become exercisable on or before July 31, 2000. Also includes 9,059, 8,969 and 7,428 shares allocated to Messrs. Christensen's, Wood's and Baun's ESOP accounts respectively, as ESOP participants. Messrs. Christensen's, Wood's and Baun's ESOP shares are fully vested. Excludes 6,123 shares allocated to Mr. Peterson's ESOP account, as an ESOP participant. Mr. Peterson's shares will not vest on or before July 31, 2000. Also excludes 1,253,855 shares held by the ESOP. Messrs. Murdock and Christensen are members of the ESOP Committee and, other than as a participant with respect to Mr. Christensen, each disclaims beneficial ownership of any of the shares owned by the ESOP. If the 1,253,855 shares owned by the ESOP were included, all directors and officers as a group would be deemed to beneficially own 3,687,741 shares, or 44.99%. See footnotes (3) through (12) above.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation paid to the Company's Chief Executive Officer and the Company's six other most highly compensated executive officers based on the cash compensation paid to executive officers of the Company during the 2000 fiscal year (collectively, the "Named Executive Officers").(1)

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM(2)
                                                       ANNUAL         COMPENSATION
                                                   COMPENSATION(3)     SECURITIES
                                                  -----------------    UNDERLYING       ALL OTHER
                                                  SALARY     BONUS      OPTIONS      COMPENSATION(4)
       NAME AND PRINCIPAL POSITION         YEAR     ($)       ($)         (#)              ($)
       ---------------------------         ----   -------   -------   ------------   ---------------
John C. Diebel...........................  2000   433,700   257,600      85,000              --
  Chairman of the Board and                1999   395,000   160,000      65,000              --
  Chief Executive Officer                  1998   297,000   173,400     100,000              --
Steven G. Murdock........................  2000   356,300   212,000      60,000              --
  President, Chief Operating               1999   325,000   125,000      40,000              --
  Officer and Secretary                    1998   225,000   103,700     100,000              --
Joseph A. Gordon, Jr.....................  2000   199,500   114,100      40,000              --
  Senior Vice President --                 1999   175,000    30,000      20,000              --
  North American Sales                     1998   175,000    22,800     110,000              --
Mark D. Peterson.........................  2000   184,300    97,800      35,000          58,000
  Vice President and General Counsel(5)    1999   150,000    10,000      20,000          46,300
                                           1998    57,700        --      45,000              --
Brent W. Christensen.....................  2000   174,200    88,100      35,000          58,000
  Vice President -- Finance and            1999   135,000    28,300      20,000          46,300
  Chief Financial Officer                  1998   103,000    10,000      45,000          36,600
Robert A. Wood III.......................  2000   174,200    88,100      35,000          65,500(6)
  Vice President -- Manufacturing          1999   135,000    28,300      20,000          45,100
                                           1998   103,000    10,000      45,000          33,300
Kenneth W. Baun..........................  2000   174,200    88,100      35,000          54,000
  Vice President -- Engineering            1999   135,000    20,500      20,000          38,200
                                           1998   112,000        --      45,000          30,000

---------------
(1) The Company has included six executive officers in addition to the Chief Executive Officer in its various executive compensation tables because the aggregate salary and bonus amounts for Messrs. Wood, Christensen and Baun for fiscal 2000 were identical.

(2) The Company has not issued stock appreciation rights or restricted stock awards. The Company currently has no "long-term incentive plan" as that term is defined in the applicable rules. The Compensation Committee has the ability to create such a plan under the Company's 1997 Stock Incentive Plan. All stock options granted to the Named Executive Officers were non-qualified options granted at fair market value pursuant to the Company's 1997 Stock Incentive Plan. Please see the "Option Grants in Last Fiscal Year" table below for information relating to each specific grant. The amounts reported have not been adjusted to give effect to the Announced Stock Split.

(3) The aggregate amount of perquisites and other personal benefits, securities or property paid to each of the Named Executive Officers during the 2000 fiscal year did not exceed the lesser of 10% of such officer's total annual salary and bonus for fiscal 2000 or $50,000. Therefore, no "Other Annual Compensation" column has been included in this table.

(4) Amounts represent the aggregate value of shares of the Company's Common Stock (based upon the share price as of the end of each respective fiscal year) allocated to each Named Executive Officer's ESOP account pursuant to
    (i) the Company's matching contribution under the ESOP

    Plan for amounts deferred under the Company's 401(k) Plan (see "Benefit Plans -- 401(k) Plan") and (ii) the Company's contribution under the ESOP Plan (see "Benefit Plans -- Employee Stock Ownership Plan").

(5) Mr. Peterson became employed by the Company in October 1997 (fiscal year
    1998).

(6) Includes additional one-time merit based compensation benefits valued at $7,500.

SUMMARY OF OPTION GRANTS

     The following table provides certain summary information concerning grants of options to the Named Executive Officers during the 2000 fiscal year. The following table has not been adjusted to give effect to the Announced Stock Split.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL
                                                                                               REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                         NUMBER OF                                                             STOCK PRICE
                         SECURITIES     % OF TOTAL                                          APPRECIATION FOR
                         UNDERLYING   OPTIONS GRANTED                                          OPTION TERM
                          OPTIONS     TO EMPLOYEES IN                                      -------------------
                         GRANTED(1)     FISCAL YEAR     EXERCISE PRICE                       5%         10%
         NAME                #               #              $/SH.        EXPIRATION DATE      $          $
         ----            ----------   ---------------   --------------   ---------------   -------   ---------
John C. Diebel.........    85,000          18.9%            10.625          03/30/09       567,970   1,439,350
Steven G. Murdock......    60,000          13.3%            10.625          03/30/09       400,920   1,016,010
Joseph A. Gordon,
  Jr. .................    40,000           8.9%            10.625          03/30/09       267,280     677,340
Mark D. Peterson.......    35,000           7.8%            10.625          03/30/09       233,870     592,670
Brent W. Christensen...    35,000           7.8%            10.625          03/30/09       233,870     592,670
Robert A. Wood III.....    35,000           7.8%            10.625          03/30/09       233,870     592,670
Kenneth W. Baun........    35,000           7.8%            10.625          03/30/09       233,870     592,670

---------------
(1) Each of the options are non-qualified options granted pursuant to the Company's 1997 Stock Incentive Plan. Each option is subject to a four-year vesting schedule: 25% of such options become exercisable one year after the grant date and the remainder become exercisable in substantially equal installments over the succeeding thirty six months.

SUMMARY OF OPTIONS EXERCISED

     The following table provides certain summary information concerning the exercise of stock options by the Named Executive Officers during the 2000 fiscal year together with the fiscal year-end value of unexercised options. The following table has not been adjusted to give effect to the Announced Stock Split.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN
                                 SHARES                         OPTIONS AT             THE MONEY OPTIONS AT
                               ACQUIRED ON   VALUE(1)         FISCAL YEAR END           FISCAL YEAR-END(1)
                                EXERCISE     REALIZED    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                    #            $                   #                           $
                               -----------   ---------   -------------------------   -------------------------
John C. Diebel...............         0             0         76,457/173,543            1,115,550/2,390,700
Steven G. Murdock............         0             0         67,082/132,918              981,960/1,843,040
Joseph A. Gordon, Jr.........    10,000       160,000          73,540/86,460            1,195,030/1,253,720
Mark D. Peterson.............    20,000       435,000          14,582/65,418                213,680/913,820
Brent W. Christensen.........    25,000       466,165          11,873/63,127                174,020/883,050
Robert A. Wood III...........         0             0          36,873/63,127                583,820/883,050
Kenneth W. Baun..............    22,000       483,133          14,873/63,127                223,660/883,050

---------------
(1) These amounts represent the difference between the market value of the securities underlying the options at exercise date or on February 29, 2000 (the last day of trading for the fiscal year-ended on such date), as the case may be, and the exercise or base price of "in-the-money" options.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the fiscal year ended February 29, 2000, the Company's Compensation Committee consisted of Messrs. Timothy C. McQuay (Chairman) and Harry L. Casari. Since March 1, 2000, the Company's Compensation Committee has consisted of Messrs. Michael P. Hoopis (Chairman) and Harry L. Casari. Neither Messrs. McQuay, Hoopis nor Casari is currently an officer or employee of the Company or any of its subsidiaries. Mr. McQuay, a director of the Company, is a Managing Director -- Investment Banking at A.G. Edwards & Sons, Inc. During the 2000 fiscal year, A.G. Edwards & Sons, Inc. received approximately $320,000 in connection with investment banking services performed for the Company. The Company believes that the amount paid for such services was reasonable and customary for the nature of the services performed.

                      REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

     As members of the Compensation Committee, it is our duty to review and oversee the Company's overall compensation program for its senior management. The Compensation Committee oversees the administration of the Meade Instruments Corp. 1997 Stock Incentive Plan. In addition, the Compensation Committee establishes the compensation and evaluates the performance of the Chief Executive Officer. The Compensation Committee is comprised entirely of non-employee directors.

     The primary philosophy of the Company regarding compensation is to offer a program which rewards each of the members of senior management commensurately with the Company's overall growth and financial performance, including each person's individual performance during the previous fiscal year. The Company's compensation program for senior management is designed to attract and retain individuals who are capable of leading the Company in achieving its business objectives in an industry characterized by competitiveness, growth and change.

     The Company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be contingent upon, the financial success of the Company, as well as the individual contribution of each particular person to that success. As a result, a significant portion of the total compensation package consists of variable, performance-based components, such as bonuses and stock awards, which can increase or decrease to reflect changes in corporate and individual performance.

     The Compensation Committee establishes the compensation package for the Company's Chief Executive Officer, Mr. John C. Diebel, and reviews the compensation package of certain other members of senior management in light of information collected by the Compensation Committee regarding the compensation practices of similar companies. The Compensation Committee considers various indicators of success on both a corporate and an individual level in determining the overall compensation package for Mr. Diebel and for other members of senior management. The Compensation Committee considers such corporate performance measures, among others, as revenue, operating income and earnings per share in its calculation of Mr. Diebel's compensation.

     The Company's annual compensation package for Mr. Diebel and the other members of senior management will typically consist of: (a) salary, (b) annual cash bonuses and (c) long-term incentive or non-cash awards, primarily stock options. Mr. Diebel's base salary for the 2000 fiscal year was based on his employment agreement with the Company (the "Former Employment Agreement"), pursuant to which he served as Chairman of the Board and Chief Executive Officer. The Former Employment Agreement established Mr. Diebel's minimum annual base salary at $434,500 per year, subject to annual increases at the discretion of the Board of Directors. Mr. Diebel's base salary for fiscal 2001 will be based on his new Employment Agreement pursuant to which his base salary has been set at $500,000. See "Employment Agreements" below.

     During the 2000 fiscal year, Mr. Diebel also received a cash bonus of $257,630. This bonus amount was paid during fiscal 2000 but was based primarily on the Company's and Mr. Diebel's performance during fiscal 1999. The bonus amount paid to Mr. Diebel during fiscal 2001 was based primarily on the Company's and Mr. Diebel's performance during fiscal 2000. The cash bonus paid to Mr. Diebel during fiscal 2001 was $434,500.

     For the Company's performance during the 2001 fiscal year, the Company has entered into Performance Share Award Agreements ("Bonus Agreements") with certain members of management and other key employees of the Company, including Mr. Diebel. Pursuant to these Bonus Agreements, these individuals will be entitled to receive cash bonus awards equal to a targeted percentage of each individual's respective base salary (Mr. Diebel's Bonus Agreement will entitle him to receive a cash bonus award ranging from 0% to 100% of his base salary with a target percentage of 50%). These cash bonus awards are based upon the Company and each respective officer achieving certain quantitative and qualitative financial and business objectives. For example, the amount of Mr. Diebel's cash bonus award for fiscal 2001, if any, is based upon the Company achieving targeted increases in certain pre-tax income amounts together with Mr. Diebel satisfying certain qualitative key management objectives. The establishment of this Bonus Agreement, together with Mr. Diebel's increase in base salary, was determined to be appropriate by the Compensation Committee given Mr. Diebel's contribution in connection with the Company's growth and performance.

     The Compensation Committee reviews the cash compensation paid to the other members of senior management in a similar manner as that of the Chief Executive Officer. Each officer's overall cash compensation is based upon the Company achieving certain financial objectives, together with each officer satisfying certain qualitative individual management objectives.

     The Company's 1997 Stock Incentive Plan provides the Company with the ability to periodically reward key employees with options to purchase shares of the Company's Common Stock. These long-term incentives are designed to couple the interests of key employees with those of the stockholders of the Company. Stock option grants provide an incentive that focuses the individual's attention on managing the Company from the perspective of an owner, with an equity stake in the business. The value of stock options is tied to the future performance of the Company's Common Stock and provides value to the recipient only when the price of the Company's Common Stock increases above the option grant price. Stock options reward management for long-term strategic planning through the resulting enhancement of share price. The Company believes that a compensation structure which includes the periodic granting of long-term incentives such as stock options helps to attract and retain senior managers with long-term management perspectives. During the 2000 fiscal year, the Company granted non-qualified stock options to various members of the Company's management, including Mr. Diebel. The number of options granted to each member of senior management was determined in accordance with the relative position, seniority and contribution of each such officer. During the 2000 fiscal year, Mr. Diebel was granted options to purchase up to 85,000 shares of the Company's Common Stock (such amount has not been adjusted to give effect to the Announced Stock Split).

     The Compensation Committee has considered the anticipated tax treatment of the Company regarding the compensation and benefits paid to the executive officers of the Company in light of the enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the Company with a compensation package which will preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments.

     The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          THE COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Michael P. Hoopis (Chairman)
                                          Harry L. Casari

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns(1) for
(i) the Company, (ii) the Nasdaq U.S. Composite Index and (iii) the Russell 2000 Index(2) from the period April 14, 1997(3) until the end of the 2000 fiscal year.
[PERFORMANCE GRAPH]

                                                   NASDAQ STOCK MARKET
                                                         (U.S.)                RUSSELL 2000 INDEX        MEADE INSTRUMENTS CORP.
                                                   -------------------         ------------------        -----------------------
4/14/97                                                  100.00                      100.00                      100.00
2/28/98                                                  147.06                      136.39                      140.74
2/28/99                                                  191.41                      115.84                      187.11
2/29/00                                                  388.93                      170.61                      337.50

---------------
(1) Total returns assumes reinvestment of dividends.

(2) The Russell 2000 Index is comprised of 2000 small U.S. company stocks (companies with a median market capitalization of less than $500 million).

(3) The Company completed the initial public offering of its Common Stock on April 14, 1997. Prior to that date, no securities of the Company were registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act. Accordingly, no information has been provided for any prior period.

(4) Assumes $100 invested on April 14, 1997.

     IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

     THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, OR THE EXCHANGE ACT, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                             EMPLOYMENT AGREEMENTS

     The Company has employment agreements (the "Employment Agreements") with each of the Named Executive Officers. The material terms of those Employment Agreements are as follows: The term of each of the Employment Agreements is one year which automatically renews unless otherwise notified by either party. The Employment Agreements provide for the payment of an annual base salary of not less than $500,000 for Mr. Diebel, $425,000 for Mr. Murdock, $225,000 for Mr. Gordon, $210,000 for Mr. Peterson and $200,000 for each of Messrs. Christensen, Wood and Baun. The amount of these base salaries will be reviewed annually by the Compensation Committee. The Named Executive Officers are also entitled to participate in and be covered by all bonus, incentive and other employee health, insurance, 401K and other plans and benefits currently established for the employees of the Company. Except for Messrs. Diebel, Murdock and Gordon, each of the Named Executive Officers is also entitled to participate in the Company's ESOP. In addition, the Employment Agreements provide the Named Executive Officers with vacation benefits of three weeks per year and reimbursement of all business expenses. If the Company terminates a Named Executive Officer's employment without cause, or if a Named Executive Officer terminates his employment under certain circumstances set forth in the Employment Agreement, then the Named Executive Officer shall be entitled to a lump sum payment equal to one year's aggregate salary and benefits. If the Named Executive Officer is terminated for a disability, then such Named Executive Officer is entitled to receive 100% of his or her base salary (less any amount paid to such individual pursuant to any disability insurance or benefit plan provided by the Company) for up to 24 months. In the event of a change-in-control of the Company (as defined in the Employment Agreements), each Named Executive Officer would be entitled to the greater of (i) 2.99 times the Named Executive Officer's highest aggregate annual amount of compensation (including base salary, bonus and additional benefits) during the preceding three fiscal years or (ii) 2.99 times the Named Executive Officer's base salary and additional benefits, including the full targeted amount of any bonus or incentive agreement for the year in which the Named Executive Officer's resignation or discharge occurs, up to the amount allowable without penalty under Section 280G of the Internal Revenue Code, as amended. In addition, a Named Executive Officer may not compete with the Company or solicit its customers or employees, during the term of the Employment Agreement or for one year after the termination thereof.

                              CERTAIN TRANSACTIONS

     Mr. McQuay, a director of the Company, is a Managing Director -- Investment Banking at A.G. Edwards & Sons, Inc. During the 2000 fiscal year, A.G. Edwards & Sons, Inc. received approximately $320,000 in connection with investment banking services performed for the Company. The Company believes that the amount paid for such services was reasonable and customary for the nature of the services performed.

                                 BENEFIT PLANS

     Employee Stock Ownership Plan. The Board of Directors adopted the Employee Stock Ownership Plan ("ESOP") effective March 1, 1996, as amended and restated effective January 1, 1999. The purpose of the ESOP is to enable participating employees to share in the growth and prosperity of the Company and to provide an opportunity for participating employees to accumulate capital for their future economic advantage by receiving beneficial ownership of the Company's Common Stock in proportion to their relative compensation. The ESOP is intended to be a stock bonus plan that is qualified under Section 401(a) of the Code. Except for certain officers of the Company and their families, all employees who have completed at least six months of service with, and who work a minimum of 1,000 hours a year for the Company are eligible to participate in the ESOP. Generally, a participant becomes fully vested in contributions to the ESOP upon completion of three years of service with the Company or its affiliates. Under the Company's ESOP, the Company matches 100% (in the form of Common Stock) of the amount deferred by employees under the 401(k) Plan, up to 4% of each employee's annual compensation. This matching contribution vests according to the provisions of the Company's ESOP.

     Distributions from the ESOP are generally made to vested participants following termination of employment, but in certain circumstances the ESOP allows vested participants to receive in-service distributions of up to 50% of the aggregate shares allocated to a vested participant's account. Shares of Common Stock allocated to participants' accounts are voted in the manner directed by such participants, irrespective of whether the participants' shares are vested. The ESOP Committee directs the voting of unallocated shares and shares for which participants do not provide voting instructions.

     1997 Stock Incentive Plan. The Company and its stockholders adopted the Company's 1997 Stock Incentive Plan (the "Plan") in February 1997 and approved amendments thereto in 1998 and 1999. The Plan provides a means to attract and retain key employees (including officers, whether or not directors) of the Company and its subsidiaries and to promote the success of the Company.

     Under the Plan, awards consist of any combination of stock options (incentive or non-qualified), restricted stock, stock appreciation rights and performance share awards. The number of shares of Common Stock that may be issued under the Plan is 2,000,000 (such amount has not been adjusted to give effect to the Announced Stock Split). Awards under the Plan may be made to any officer or key employee of the Company and to consultants to the Company whether or not such consultants are employees. Participants in the Plan are selected by the Compensation Committee. The Compensation Committee is selected by the Board of Directors and is empowered to determine the terms and conditions of each award made under the Plan.

     The Plan also provides for the automatic granting of stock options to non-employee directors. Each time a new non-employee director is elected, a stock option to purchase 5,000 shares of Common Stock will be automatically granted to such non-employee director at the then fair market value of the Common Stock. In addition, non-employee directors will receive an additional grant of 5,000 options on the date of each annual meeting of stockholders preceding a year in which such director will continue in office, provided that a new non-employee director will only receive one automatic grant during the calendar year in which such director is elected. All options granted to non-employee directors will be non-qualified stock options. The option exercise price will be the fair market value of the Common Stock as of the date of the grant.

     401(k) Plan. The Company maintains a 401(k) Plan which is qualified under
Section 401(k) of the Code for all employees of the Company who have completed at least six months of service with the Company and are at least 21 years of age. The 401(k) Plan is designed for all eligible employees to save for retirement on a tax-deferred basis. Eligible employees may contribute up to 15% of their annual compensation up to a maximum amount allowed under the Code. The 401(k) Plan does not currently include an employer match provision. (See "Employee Stock Ownership Plan" above).

                                   PROPOSAL 2

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Board of Directors has approved and recommends that the stockholders approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 20,000,000 shares to 50,000,000 shares. The Board of Directors believes the increase in the number of authorized shares is necessary to provide the Company with the flexibility to act in the future with respect to financing programs, acquisitions, stock splits and other corporate purposes (although no such specific activities are currently contemplated) without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares may arise.

     On May 22, 2000, the Company had approximately 8,196,101 shares of Common Stock issued and outstanding and approximately 2,000,000 shares of Common Stock reserved for issuance under the Company's 1997 Stock Incentive Plan (the "Plan"), of which approximately 356,189 shares are available for grant. On June 19, 2000, the payment date for the two-for-one stock split (effected as a stock dividend) declared by the Board of Directors on May 4, 2000, those numbers will double to approximately 16,392,202 shares of Common Stock issued and outstanding and approximately 4,000,000 shares of Common Stock reserved for issuance under the Plan, of which approximately 712,378 shares of Common Stock would be available for grant. Based on the foregoing numbers, following the stock split, the Company will have approximately 32,895,420 shares remaining available for other purposes.

     The lack of authorized Common Stock available for issuance following the stock split would unnecessarily limit the Company's ability to pursue opportunities for future financings, acquisitions, mergers and other transactions. The Company would also be limited in its ability to effectuate future stock splits or stock dividends. The Board of Directors believes that the increase in the authorized shares of Common Stock is necessary to provide the Company with the flexibility to pursue the types of opportunities described above without added delay and expense. Other than as permitted or required by the Plan, outstanding options, and the ESOP, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Company's Common Stock is then listed or quoted.

     The authorization of additional shares of Common Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of the current stockholders of the Company. However, to the extent that shares are subsequently issued to persons other than the current stockholders and/or in proportions other than the proportion that presently exists, such issuances will have a dilutive effect on the voting power and stockholdings of current stockholders. In addition, the issuance of additional shares could have a dilutive effect on earnings per share.

     The proposed amendment to increase the number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

     The additional shares of Common Stock to be authorized by adoption of the amendment to the Certificate of Incorporation would have rights identical to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed amendment to the Certificate of Incorporation would not affect the rights of the holders of the currently outstanding shares of Common Stock.

REQUIRED VOTE

     Adoption of the amendment to the Certificate of Incorporation to increase the Company's authorized Common Stock requires the vote of a majority of the outstanding shares of the Company's Common Stock. If the proposal is approved, the Company intends to file an amendment to the Certificate of Incorporation shortly after the Annual Meeting. The amendment to the Certificate of Incorporation will be effective immediately upon acceptance of filing by the Delaware Secretary of State.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE AMENDMENT.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, officers, and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish the Company with copies of the reports they file.

     Based solely on its review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the Company believes that all of its directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 2000 fiscal year.

                                 ANNUAL REPORT

     A copy of the Company's 2000 Annual Report, containing audited consolidated balance sheets as of February 28, 1999 and February 29, 2000, and the related consolidated statements of income, of stockholders' equity, and of cash flows for the three years ended February 29, 2000, accompanies this Proxy Statement. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended February 29, 2000, which the Company has filed with the Securities and Exchange Commission. Copies of exhibits to the Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the Company's Stockholders' Communications Department, c/o Meade Instruments Corp., 6001 Oak Canyon, Irvine, California 92618.

                           PROPOSALS OF STOCKHOLDERS

     For stockholder proposals to be considered for inclusion in the proxy materials for the Company's 2001 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than February 21, 2001.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP are the independent accountants for the Company for the fiscal year ended February 29, 2000 and have reported on the Company's consolidated financial statements included in the Annual Report of the Company which accompanies this Proxy Statement. The Company's independent accountants are appointed by the Board of Directors. The Board of Directors has reappointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending February 28, 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement at the Annual Meeting if they desire to do so. The representatives will also be available to respond to appropriate questions.

                                 OTHER MATTERS

PRESENTED BY MANAGEMENT

     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

PRESENTED BY STOCKHOLDERS

     The Company's Bylaws contain certain advance notice procedures which stockholders must follow to submit proposals for consideration at future stockholder meetings, including the nomination of persons for election as directors. Such items of business must be submitted in writing to the Secretary of the Company at the Company's headquarters (address shown on Page 1 of this Proxy Statement) and must be received not less than 60 days nor more than 90 days prior to the scheduled annual meeting date. Thus, unless the Company discloses a change in the scheduling of the next annual meeting, July 12, 2001, stockholder proposals for consideration at that meeting must be received by the Secretary of the Company by May 12, 2001. If the scheduled meeting date is changed and the Company does not provide at least 70 days' advance notice or public disclosure of the change, then stockholders have until the close of business on the 10th day after the date the Company gave notice or publicly disclosed the changed date of the annual meeting in which to submit proposals. In addition, the notice must meet all requirements contained in the Company's Bylaws. Stockholders may contact the Secretary of the Company at the Company's headquarters for a copy of the relevant Bylaw provision regarding requirements for making stockholder proposals and nominating director candidates.

                                          By Order of the Board of Directors

                                          LOGO
                                          Mark D. Peterson
                                          Vice President and General Counsel

Irvine, California
June 21, 2000

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                            MEADE INSTRUMENTS CORP.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints Mark D. Peterson and Robert L. Davis, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Meade Instruments Corp. (the "Company") held of record by the undersigned on May 22, 2000, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, CA 92612, beginning at 10:00 A.M., local time on Thursday, July 13, 2000, and at any adjournment thereof, upon the following matters:

(1) ELECTION OF CLASS II DIRECTORS

         NOMINEE                                        TERM
         -------                                        ----
    Steven G. Murdock        Three year term expiring at the 2003 Annual Meeting           [         [
                                                                                           ] FOR     ] WITHHELD
    Harry L. Casari          Three year term expiring at the 2003 Annual Meeting           [         [
                                                                                           ] FOR     ] WITHHELD

(2) APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

                  [ ] FOR         [ ] AGAINST        [ ] ABSTAIN
(3) OTHER MATTERS

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

                (Continued and to be signed on the reverse side)

                          (continued from other side)

             MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING [ ]
              MARK HERE FOR CHANGE OF ADDRESS AND NOTE AT LEFT [ ]

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL (1) AND (2) ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENTS THEREOF. IF ANY NOMINEE LISTED IN PROPOSAL (1) DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

                                                       Dated:   , 2000

                                                       -------------------------

                                                       -------------------------
                                                            Signature(s) of
                                                            stockholder(s)

                                                       (Your signature(s) should
                                                       conform to your name(s)
                                                       as printed hereon.
                                                       Co-owners should all
                                                       sign.)

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.